UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2014

Adherex Technologies Inc.

(Exact name of registrant as specified in its charter)

001-32295
(Commission File Number)

British Columbia, Canada	20-0442384
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

PO Box 13628, 68 TW Alexander Drive, Research Triangle Park, NC	27709
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 636-4530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 28, 2014, Adherex Technologies Inc. (the “Company”) held an annual and special meeting of shareholders (the “Meeting”). The shareholders approved all proposals considered at the Meeting and approved all nominees of the Company for director, as follows:

1. The following five (5) nominees were elected to serve as directors, each to serve until the next annual meeting of shareholders of the Company or until their respective successor shall have been duly elected or duly approved:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Dr. Khalid Islam	15,307,719	14,735	2,594,202
Adrian Haigh	15,307,719	14,735	2,594,202
Chris A. Rallis	15,307,719	14,735	2,594,202
Rostislav Raykov	15,307,719	14,735	2,594,202
Steven D. Skolsky	15,307,719	14,735	2,594,202

2. The resolution to re-appoint Deloitte LLP as independent public accounting firm of the Company and to authorize the Board of Directors to fix their remuneration was approved based on the following vote:

Votes For	17,903,372
Votes Withheld	13,284
Abstentions	0
Broker Non-Votes	0

3. The resolution to vote on the advisory vote on executive compensation was approved based on the following vote:

Votes For	15,300,843
Votes Withheld	21,611
Abstentions	0
Broker Non-Votes	2,594,202

4. The resolution to approve the exchange of common share purchase warrants of the Company was approved based on the following vote:

Votes For	1,901,838
Votes Against	42,985
Votes Withheld	0

5. The resolution to approve an alteration of the Company’s notice of articles to change the Company’s name to Fennec Pharmaceuticals Inc. or such other name as the Board of Directors deems appropriate was approved based on the following vote:

Votes For	17,666,981
Votes Against	248,068
Broker Non-Votes	1,607

6. The resolution to approve a consolidation of the Company’s outstanding common shares on the basis of one share for every three shares was approved based on the following vote:

Votes For	17,240,952
Votes Against	675,701
Broker Non-Votes	3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADHEREX TECHNOLOGIES INC.

Date June 3, 2014	By:	/s/ Rostislav Raykov
Rostislav Raykov
Chief Executive Officer